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                                                                   EXHIBIT 10.10

                            UNITED BANCORP, INC. AND
                 UNITED BANCORP, INC. AFFILIATE BANKS DIRECTORS
                           DEFERRED COMPENSATION PLAN

         Section 1 - THE PLAN. United Bancorp, Inc. hereby establishes a deferred compensation plan to be known and described as "United Bancorp, Inc. and United Bancorp, Inc. Affiliate Banks Directors Deferred Compensation Plan." The Plan is an unfunded deferred compensation plan, and it is the intention of the parties that the arrangements herein set forth be unfunded for tax purposes and for purposes of Title I of ERISA. Amounts deferred pursuant to the Plan shall remain unrestricted assets, at all times, of the Corporation. Participants in the Plan have the status of general unsecured creditors of the Corporation, and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future.

         Section 2 - DEFINITIONS. As used herein, the terms hereinafter set forth shall be construed as follows:

         (a) The terms "Plan" shall mean the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Banks Directors Deferred Compensation Plan.

         (b) The term "Corporation" shall mean United Bancorp, Inc. and each wholly-owned subsidiary of United Bancorp, Inc. which adopts the Plan on behalf of its Directors and establishes accounts for the benefit of such Directors

         (c) The term "Board of Directors" and the term "Board" shall mean the Board of Directors of the Corporation (exclusive of Honorary Directors).

         (d) The term "Director" shall mean a duly elected member of the Board of Directors.

         (e) The term "account" shall mean a deferred compensation account established under and pursuant to the Plan.

         (f) The term "fees" shall include all compensation as fixed and determined by the Board of Directors, which is payable to a member of the Board for attendance at meetings, whether regular or special, of the Board of Directors, the Executive Committee, and all other Committees which have been established or in the future may be established by the Board of Directors.

         (g) The term "Trust" shall mean the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Banks Directors Deferred Compensation Plan Trust. Such Trust and the assets held by the Trust to assist the Corporation in meeting its obligations under the Plan shall conform to the terms of the model trust as described in Revenue Procedure 92-64, 1992-2 C.B. 422.

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         (h) The term "Unforeseeable Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the participant or beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.

         Section 3 - ELIGIBILITY TO PARTICIPATE. The right to participate in the Plan shall be limited to members of the Board of Directors.

         Section 4 - ELECTION TO PARTICIPATE. Any member of the Board of Directors who desires to participate in the Plan may elect for any year, on or before the 31st day of December of the preceding year, to defer all or a specified part of the fees which thereafter shall be payable to him for services in the succeeding year. Additionally, such an election may be made at any time within thirty (30) days following the date on which a person is elected to the Board of Directors if such person was not a member of the Board on the preceding December 31st, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. A Director may also make such an election within thirty (30) days following adoption of the Plan by such subsidiary of United Bancorp, Inc. which had not previously participated in the Plan, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year.

         Section 5 - MANNER OF MAKING ELECTION. An election to participate in the Plan shall be made by written notice, on such form as may be prescribed by the Corporation, which shall be signed by the electing Director and filed with the Corporation.

         Section 6 - ACCOUNTING AND ADMINISTRATION. The Corporation and each adopting subsidiary, thereof, shall establish and maintain on its books a deferred compensation account for and in the name of each Director who elects to participate in the Plan, each such account to be known and designated as "The Deferred Compensation Account of (Directors Name)," and shall credit to each such account all fees that are payable, and otherwise should be paid directly, to the Director in whose name the account is established. Each such credit shall be entered in the account as of the date on which the fee represented thereby is payable. The Plan shall be administered by the trust department of WesBanco Bank Wheeling, Wheeling, WV, who shall have full power to administer the Plan in all of its details, subject to the applicable requirements of law. United Bancorp, Inc. shall have the exclusive authority to remove and appoint the Administrator in its sole discretion and may do so without the approval of any Participant of the Plan or any United Bancorp, Inc. Affiliate Bank. United Bancorp, Inc. may appoint itself or any affiliated company as Administrator under its authority herein.

         Section 7 - INTEREST. Interest shall be credited to each account at any time for which there is an account balance which has not yet been deemed invested in United Bancorp, Inc. Common Stock in accordance with Section 8 hereof, during the period that the person in whose name such account is carried is a member of the Board of Directors, at the rate from time to time determined by The Citizens Savings Bank (or other adopting subsidiary) for and payable on funds on deposit in the Money Market Accounts maintained by the bank. Interest computation shall be made and the amount of each computation entered in the account as a credit on the same dates that interest is computed by the bank on the aforesaid Money Market Accounts.

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         Section 8 - UNITED BANCORP, INC. COMMON STOCK. Periodically, at such times and in such intervals as the Corporation shall determine is administratively reasonable, but at least annually, a Director's account balances or credits shall be deemed to be invested in United Bancorp, Inc. Common Stock and the Director's account shall be credited with such shares and the subsequent dividends thereon reinvested.

         Section 9 - TERMINATION OF ELECTION TO PARTICIPATE. An election to defer fees pursuant to the Plan may be terminated as of the 1st day of any month by written notice, signed by the participating Director, delivered to the Corporation not less than thirty (30) days prior to the date on which such termination is to become effective. In the absence of such termination, an election shall remain in effect as long as the participating Director continues to be a member of the Board of Directors of the Corporation.

         Section 10 - PAYMENT OF DEFERRED COMPENSATION. No distribution payments shall be made from any account as long as the Director in whose name such account has been established continues to be a member of the Board of Directors provided, however, that in the event of an Unforeseeable Emergency, benefits may be payable upon approval of the Corporation without termination of Board membership, but only to the extent necessary to meet the emergency. When a participating Director ceases to be a member of the Board, the Corporation shall pay to him in equal annual installments or at his irrevocable election, in one lump sum, the aggregate number of shares of United Bancorp, Inc. Common Stock, (including, without limitation shares deemed to be acquired through reinvested dividends), standing to his credit in the account maintained for his benefit as of the close of business on the date of the termination of his membership on the Board, together with any cash account balance which has not yet been deemed invested in United Bancorp, Inc. Common Stock in accordance with Section 8 hereof and interest thereon at the rate payable on The Citizens Savings Bank (or other adopting subsidiary) Money Market Accounts, until paid in full . Such annual installments, together with interest on any cash balance as above provided, shall be paid over a period of years with a maximum of ten years that shall equal in number the number of full calendar years that such Director was a participant in the Plan. The first of such installments (or the lump sum distribution) shall be due and payable on the 2nd day of the calendar year immediately following the year in which the participating Director ceases to be a member of the Board, and the remaining installments shall be due and payable on the 2nd day of January in each succeeding calendar year during the period that such installments are to be paid. In the case of United Bancorp, Inc. Common Stock, the Corporation shall delay any Plan distribution to such Director for a period of six months from the date such Director ceases to be a member of the Board of Directors or such lesser period as may be necessary to comply with the provisions of Section 16b of the Securities Exchange Act of 1934 or the rules promulgated by the Securities and Exchange Commission under Section 16b. No fractional shares of United Bancorp, Inc. Common Stock will be distributed to any participant from his or her account established under the Plan. Cash payments will be made in lieu of fractional shares in an amount determined by multiplying each fractional share to which a participant would otherwise be entitled by the per share closing price of United Bancorp, Inc. Common Stock on the trading day immediately preceding the date of distribution or if no trading in United Bancorp, Inc. Common Stock occurred on that date, then the next preceding date on which the Common Stock was traded. In no event will any amount of cash be paid to a participant from the participant's account under the Plan other than cash not yet invested in United

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Bancorp, Inc. Common Stock, together with interest thereon, and cash in lieu of fractional shares of United Bancorp, Inc. Common Stock, as provided in this
Section 10.

         Section 11 - DEATH OF PARTICIPATING DIRECTOR. In the event of the death of a participating Director prior to the receipt in full of all common stock and funds credited to his account, the aggregate amount so credited, as of the close of business on the date of such Director's death, shall be paid by the Corporation in one sum or distributed by the Corporation in the event of common stock to such Director's surviving spouse, or, if there be no surviving spouse, to the estate of such Director, provided, that with respect to United Bancorp, Inc. Common Stock, the Corporation shall delay any Plan distribution from such account to such surviving spouse or such estate, as the case may be, for a period of six months from the date of such Director's death or such lesser period as necessary to comply with the provisions of Section 16b of the Securities Exchange Act of 1934 or the rules promulgated by the Securities and Exchange Commission under Section 1 6b.

         Section 12 - OPTIONAL METHODS OF PAYMENT. In lieu of an installment distribution of United Bancorp, Inc. Common Stock and payment pursuant to
Section 10, or in lieu of a lump sum distribution of common stock and payment pursuant to Section 11, a participating Director shall have the right, by instrument in writing filed with the Corporation at the time of such Director's deferral election, to select an optional method of distribution and payment:

         (a) Distribution of specified shares to such persons, and payment to such persons, as such Director shall designate; or

         (b) Distribution and payment in annual installments (if the amount to be distributed consists of stock with a fair market value of at least $1,000), with interest on the uninvested cash portion until paid in full at the rate payable on The Citizens Savings Bank (or other adopting subsidiary) Money Market Accounts, to such person as such Director shall designate, as follows:

                  (i) If death occurs while such Director is a member of the Board, distribution and payment in annual installments with a maximum of 10 over a period of years that shall equal the number of full calendar years that such Director was a participant in the Plan. The first of such installments shall be due and payable on the 2nd day of January in the year immediately following the year of death, and the remaining installments shall be due and payable on the 2nd day of January in each of the succeeding years during the said period.

                  (ii) If death occurs subsequent to the termination of such Director's membership on the Board, and after the distribution and payment to such Director of one or more of the annual installments provided in Section 10 hereof, distribution and payment of the remaining annual installments to such designated beneficiary.

         A participating Director must elect either of the foregoing options at such time as the deferral election is made pursuant to Section 4 of the Plan. Such election must be made by instrument in writing filed with the Corporation and upon such filing shall be irrevocable. In the event a Director fails to make a timely election, the benefits under this Plan shall be distributed in annual installments if paid pursuant to Section 10, or in a lump sum if paid pursuant to Section 11.

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         Section 13 - DEATH OF BENEFICIARY OF PARTICIPATING DIRECTOR. In the
event that any person who is designated as a beneficiary of a participating Director, pursuant to Section 11 hereof, shall predecease such Director, the Designation of such person as a beneficiary shall be rendered completely inoperative and of no force or effect whatsoever. In the event that any such person should survive such participating Director, but should die before the receipt of all common stock or funds payable to such person pursuant to the election by the said Director of the option set forth in Section 12(b) hereof, the balance of such common stock or funds shall be paid to the estate of such person.

         Section 14 - FUNDS AND INTEREST NONASSIGNABLE. Benefits payable to Plan participants and their beneficiaries under this Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         Section 15 - PAYMENT TO MINOR BENEFICIARIES. In the event that any person designated as a beneficiary by a participating Director is a minor, the Corporation may make payment of any funds or common stock to which such minor is entitled hereunder by making such payment to such minor, or to the parent, guardian, or person having custody of such minor, and the receipt of such parent, guardian or other person shall be a full and sufficient discharge to the Corporation for such payment.

         Section 16 - AMENDMENT, MODIFICATION OR TERMINATION OF PLAN. The Plan, as herein above set forth, may be amended, modified, or terminated at any time by the Board of Directors of the Corporation; provided, however, that any such amendment, modification, or termination shall be prospective only in its operation and effect, and shall not affect or prejudice the rights and interests of any participating Director, or other person, as fixed and determined prior to the adoption thereof. In the event the Plan is terminated, any amounts credited to the participant's account shall be distributed in accordance with the provisions of the Plan.

         Section 17 - EFFECTIVE DATE. The effective of this Plan is August 20. 1996. Includes changes by amendments made April 19, 2000.

                                                UNITED BANCORP, INC.

                                            By:  _______________________________
                                                 James W. Everson

                                            Its: Chairman, President and Chief
                                                 Executive Officer